EXHIBIT 10.17
TERMINATION AGREEMENT
     THIS TERMINATION AGREEMENT (the “Agreement”) is entered into this 29th day of March 2006 by and between Odimo Incorporated, a Delaware corporation (the “Company”), and SDG Marketing, Inc., a British Virgin Island corporation (“SDG”).
RECITALS
     WHEREAS, the Company and SDG are parties to that certain Supply Agreement dated as of March 30, 2004 (the “Supply Agreement”) pursuant to which SDG agreed to sell diamonds and jewelry to the Company upon the terms and conditions contained therein; and
     WHEREAS, the Company and SDG desire to terminate the Supply Agreement upon the terms and subject to the conditions contained in this Agreement.
     NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this Agreement, the parties, intending to be legally bound, agree as follows:
1. TERMINATION OF SUPPLY AGREEMENT. Effective as of the date hereof, the Supply Agreement and the respective rights and obligations of the parties thereunder are hereby terminated, cancelled and of no further force or effect.
2. RETURN OF INVENTORY; RISK OF LOSS ON RETURNED INVENTORY; RELEASE
     2.1 Return of Inventory. Immediately upon execution of this Agreement, the Company shall return to SDG the Loose Diamonds previously delivered to the Company by SDG and such other diamonds listed on Exhibit A hereto. For purposes of this Agreement, “Loose Diamonds” shall mean loose stone diamonds accompanied by a GIA certificate and supplied by SDG.
     2.2 Risk of Loss. Risk of loss to the Loose Diamonds shall pass to SDG upon delivery thereof to SDG, except such loss or damage resulting from any negligent act of the Company or its agents. If requested by SDG, the Company shall provide SDG with a certificate of insurance naming SDG as loss payee on any insurance policy covering the Loose Diamonds whereby any losses shall be paid to SDG and the Company as their interest may appear.
     2.3 Release.
          (a) In consideration of each party’s mutual release and the performance of all duties and obligations imposed hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SDG, its predecessors, successors, officers, directors, current and former employees, agents, representatives, heirs, attorneys, and assigns, and the Company, its predecessors, successors, officers, directors, current and former employees, agents, representatives, heirs, attorneys, and assigns, hereby completely release and forever discharge each other and each party’s past, present, and future officers, directors, shareholders, employees, attorneys, principals, agents, servants, representatives, subsidiaries, parents, related entities, affiliates, partners, predecessors, successors-in-interest, heirs, assigns, and all other persons, corporations, or other entities with whom any of the parties’ have now or may hereafter be affiliated, of and from any and all claims, demands, obligations, actions, causes of actions, orders, judgments, rights, damages, costs, attorneys’ fees, losses of services, expenses, profits, or compensation, whether based on a tort, contract, contribution, indemnification, or any other theory of recovery, and whether for compensatory, statutory, punitive, or other damages, which either party now has or may have against the other party relating to any claim, obligation, or right in any way relating to, in whole or in part, the Supply Agreement, but excluding any claims under this Agreement and any claims relating to amounts owed by the Company to SDG or its affiliates under the Supply Agreement or this Agreement. This mutual release by each party shall be a binding and complete settlement, to be conducted in accordance with the executory provisions of this Agreement.
          (b) Each party hereto hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against the other released party, based upon any matter purported to be released hereby.
3. NEW SUPPLY ARRANGEMENT. From time to time, subject to the agreement of the parties, the Company will post diamonds from SDG’s inventory on its websites for sale to consumers.
4. REPRESENTATIONS & WARRANTIES. The Company and SDG each represents and warrants to the other that such party has the full power and authority to enter into this Agreement without the joinder or approval of any other person or entity and that the person executing this Agreement on behalf of such party was duly authorized to do so.
5. MISCELLANEOUS.
     4.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York without regard to principles of conflict of laws.
     4.2 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
     4.3 Amendment. This Agreement may not be changed except in a writing signed by the parties hereto.
     4.4 Gender. All words used in this Agreement will be construed to be of such gender or number, as the circumstances require.
     4.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties at the address set forth on the signature page hereto or at such other address as the parties may designate.
     4.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     4.7 Expenses. The Company and SDG shall each pay its respective costs and expenses that they incur with respect to the negotiation, execution, delivery and performance of this Agreement and all of the transactions contemplated herein.
     4.8 Specific Enforcement. Any party shall be entitled to specific enforcement of its rights under this Agreement. Each party acknowledges that money damages would be an inadequate remedy for its breach of this Agreement and consents to an action for specific performance or other injunctive relief in the event of any such breach.
     4.9 Further Assurances. The parties agree to perform any acts and/or execute any documents, including without limitation, executing, amending or supplementing any instrument to be executed hereunder, as may be reasonable requested by the other party in order to effect the purposes of this Agreement.
     4.10 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
     4.11 Entire Agreement. This Agreement (including the exhibits hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof, and supercedes all prior negotiations, understandings, agreements, correspondence and statements, both oral and written, including without limitation, the Supply Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

ODIMO INCORPORATED,	SDG MARKETING, INC.
a Delaware corporation	a British Virgin Islands corporation

By: /s/ Alan Lipton	By: /s/ Pavlo Protopapa

Name: Alan Lipton	Name: Pavlo Protopapa
Title: President	Title: Attorney in Fact

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